Allied Capital Advisers, Inc.
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
September 30, 1996



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
                                       For the Three Months Ended      For the Nine Months Ended
                                             September 30,                   September 30,
                                      --------------------------     ----------------------------
                                          1996           1995             1996            1995
                                      --------------------------     ----------------------------
Primary Earnings Per Common Share:

   Net Income                            $807,000       $659,000       $2,236,000      $1,792,000
                                      ==========================     ============================

   Weighted average of common
     shares outstanding                 8,990,349      8,960,309        8,990,349       8,906,518

   Weighted average of common
     shares issuable on exercise
     of outstanding stock options         922,612        811,250          886,370         717,680
                                      --------------------------     ----------------------------

   Weighted average of common
     shares outstanding, as adjusted    9,912,961      9,771,559        9,876,719       9,624,198
                                      ==========================     ============================


   Net Income per share                     $0.08          $0.07            $0.24           $0.19
                                      ==========================     ============================



Fully Diluted Earnings Per Common
  Share:

   Net Income                            $807,000       $659,000       $2,326,000      $1,792,000
                                      ==========================     ============================

   Weighted average common
     shares and common share
     equivalents as computed for
     primary earnings per share         9,912,961      9,771,559        9,876,719       9,624,198

   Weighted average of additional
     shares issuable on exercise
     of outstanding stock options               0         18,262           30,558         134,000
                                      --------------------------     ----------------------------

   Weighted average of common
     shares outstanding, as adjusted    9,912,961      9,789,821        9,907,277       9,758,198
                                      ==========================      ===========================


   Net Income assuming full dilution        $0.08          $0.07            $0.23           $0.18
                                      ==========================      ===========================
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